Exhibit 32.1

CERTIFICATION

John B. Carrington, Chief Executive Officer of Websense, Inc., hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1. The Annual Report on Form 10-K of Websense, Inc. for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and

2. The information contained in the Annual Report on Form 10-K of Websense, Inc. for the year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Websense, Inc. for the period covered by the Annual Report.

Dated:	March 4, 2005

		By:	/s/ JOHN B. CARRINGTON
John B. Carrington
Chief Executive Officer

* A signed original of this written statement has been provided to Websense, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Websense, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, irrespective of any general incorporation language contained in such filing.